UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37960 (Commission File Number)	33-0479020 (IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 30, 2019, Polar Power, Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected each of the persons listed below as a director for a one-year term, and (ii) ratified the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below.

Proposal 1 – Election of Directors

	For	Against	Withheld	Broker Non-Votes
Arthur D. Sams	6,056,080	—	385,714	1,951,670
Keith Albrecht	6,056,089	—	385,705	1,951,670
Matthew Goldman	6,056,080	—	385,714	1,951,670
Peter Gross	6,056,080	—	385,714	1,951,670
Katherine Koster	6,056,095	—	385,699	1,951,670

Proposal 2 – Ratification of Appointment of Weinberg & Company, P.A. as the Company’s Independent Registered Public Accounting Firm for the year ended December 31, 2019.

For	Against	Abstain	Broker Non-Votes
8,374,803	18,496	165	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2020

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams
President, Chief Executive Officer and Secretary